ADVANCE NANOTECH, INC.

2005 EQUITY INCENTIVE PLAN

(Effective ________________, 2005)
as amended and restated March 23, 2006

Advance Nanotech, Inc. hereby adopts this 2005 Equity Incentive Plan, as amended and restated as of March 23, 2006, as set forth herein.

CERTIFICATE

I, Magnus Gittins, the Chief Executive Officer of Advance Nanotech, Inc. do hereby certify that the attached is a true and correct copy of the Advance Nanotech, Inc. 2005 Equity Incentive Plan, as amended and restated on March 23, 2006.

By:
Name: Magnus Gittins
Title: Chief Executive Officer

Dated this ___ day of ____________, 2006.

ADVANCE NANOTECH, INC.
2005 EQUITY INCENTIVE PLAN
(as amended and restated on March 23, 2006)

1.    Purpose

The purpose of this Plan (as amended and restated, the “Plan”) is to provide a means of rewarding certain individuals and of inducing key employees, advisors, consultants and directors (“Participants”) to remain with ADVANCE NANOTECH, INC. (“ANI”) and to encourage such individuals to continue to promote the best interests of ANI by offering them a greater stake in its success and a closer identity with it through increased equity participation, and to enable ANI to compete effectively for the services of directors and new key personnel who may be needed to help carry on ANI’s expanding operations and to insure its continued development.

2.    Eligibility

Grants will be made under this Plan only to Participants who are employees, advisors, consultants or directors of the Company or its subsidiaries as of the “Grant Date.” "Grant Date" means the date a Participant is granted Securities (as defined below) under this Plan.

3.    Effective Date; Termination of Old Plans

This Plan, as amended and restated, shall become effective upon its adoption by the Board of Directors of ANI (the “Board”). The Company’s previously adopted 2005 Stock Option Plan shall terminate effective upon Board approval of this Plan, and no further grants of awards shall be made under that plan after the date of such approval. Concurrently with the termination of that plan, the rights of holders of options previously granted and outstanding under that plan will terminate and be of no further force. All participants under that plan shall become Participants under this Plan and shall be granted rights pursuant hereto.

4.    Stock Pool

The Board is hereby authorized to issue, or reserve for issuance, up to, but not to exceed, a maximum of 3,000,000 shares of ANI common stock (the “Stock”). Such stock may be unissued shares or previously issued shares reacquired or to be reacquired by ANI. Stock received by Participants hereunder will be deemed taxable income to the Participants, even though the grants will be a non-cash event. To facilitate the payment of the taxes owed for Participant grants, Participants may instruct the Company to withhold from any grant that number of shares with an aggregate Fair Market Value on the date of holdback equal to the aggregate tax payment due as a result of the Stock grant to Participant (such election, a “Net Grant”). For the purposes of satisfying the exemption requirements under Section 16(b), the Board specifically adopts the foregoing Net Grant election provision. If a Participant does not elect to receive a Net Grant of Stock, then participant shall advance to the Company cash in the amount equal to the tax payment due upon grant of the Stock, in the form of:

(a) cash (which may be raised by Participant through the sale of shares Company Common Stock only if those shares (i) have been owned by the Participant for more than six (6) months on the date of sale);

(b) check;

(c) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant's participation in any Company-sponsored deferred compensation program or arrangement;

(d) any combination of the foregoing methods of payment; or

(e) such other consideration and method of payment for the issuance of Shares to the extent permitted by applicable laws.

5.    Equity Grants

The Board hereby authorizes the grant of options to purchase Stock (each an “Option”), as well as the grant of shares of Stock (the “Shares,” and, together with the Options, the “Securities”) under this Plan.

6.    Number of Options; Number of Shares; Terms and Conditions of Grant

Participants shall be entitled to receive that number of Shares or Options, at the prices and upon such dates as determined by the Committee and set forth in each Participant's Equity Incentive Agreement. Securities granted hereunder shall be subject to the terms and conditions set forth in the Equity Incentive Agreement between ANI and each Participant.

7.    Expiration of Options

(a) Expiration Date. Unless the applicable stock option agreement provides otherwise, each Option shall terminate upon the first to occur of the events listed below:

1.  The date for termination of Option set forth in the Option Agreement;

2.  Upon the termination of the Participant’s employment or other association with the Company for “Cause;”

3.  The expiration of three months from the date of the Participant’s employment or other association with the Company for a reason other than “Cause” or the Participant’s death, Disability or Retirement,

4.  The expiration of twelve months from the date of the Participant’s Termination of Employment by reason of Disability, or

5.  The expiration of twelve months from the date of the Participant’s death, if such death occurs while the Participant is in the employ or service of the Company or an Affiliate.

"Disability" means total and permanent disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986.

(b) Committee Discretion. The Committee shall provide, in the terms of each individual Option, when such Option expires and becomes unexercisable. After the Option is granted, the Committee, in its sole discretion may extend the maximum term of such Option or accelerate the exercisability of the Option.

8.    Exercise of Options - Payment. The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

(a) cash;

(b) check;

(c) promissory note;

(d) other Shares which (i) in the case of Shares acquired upon exercise of an Option, have been owned by the Participant for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(e) consideration received by the Company from a licensed broker under a cashless exercise program implemented by the Company to facilitate “same day” exercises and sales of Options;

(f) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant's participation in any Company-sponsored deferred compensation program or arrangement;

(g) any combination of the foregoing methods of payment; or

(h) such other consideration and method of payment for the issuance of Shares to the extent permitted by applicable laws.

9.    Restrictions on Stock; Conditions to Exercise

(a)  If the Grant Date is at a time when ANI’s Stock is not registered under the Securities Exchange Act of 1934, as amended (the “1934 Act”) or the Securities Act of 1933, as amended (the “1933 Act”), and the delivery of the Securities to the Participant pursuant to this Plan would cause ANI to become subject to a requirement to register ANI Stock under the 1934 Act and/or the 1933 Act, the Company may, in lieu of delivery of the Securities, pay to the Participant an amount in cash equal to the fair market value of such Securities in lieu of issuing such Securities.

(b)  As a condition to the grant of Securities hereunder, Participant (i) may be required to make representations, warranties and agreements with respect to the Securities as ANI may determine; (ii) understands and agrees that he or she will not offer, resell, transfer or otherwise dispose of the Securities other than pursuant to an available exemption from registration under the 1933 Act, as amended, and the regulations promulgated thereunder or pursuant to an effective registration statement, if any; and (iii) shall agree to be subject to any other restrictions as ANI may deem necessary to comply with all applicable laws. Participant further understands and agrees that ANI is under no obligation to file any registration statement with the Securities and Exchange Commission in order to permit transfers of the Securities.

10.    Changes in Stock, Adjustments, Etc.

In the event of any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or shares of ANI the Board may appropriately adjust the aggregate number and kind of shares available under this Plan.

11.    Administration and Amendment of the Plan

(a) The Plan will be administered by a “Committee” consisting of two or more directors who are not employees of the Company, as appointed from time to time to serve by the Board. The Committee shall have the responsibility of construing and interpreting the Plan and of establishing and amending such rules and regulations, as it deems necessary or desirable for the proper administration of the Plan. Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the extent permitted by law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be conclusive and binding upon all Participants and any person claiming under or through any Participant.

(b)  The Committee shall have plenary authority, subject to the provisions of the Plan, to grant Securities and to determine to whom such Securities shall be granted and the number of shares subject thereto, the terms of each such Security grant hereunder, the waiver or acceleration of any terms, including the authority to accelerate the grant of all or any portion of any Securities.

(c)  Any member of the Board who is an employee of ANI shall be without vote on (i) any proposed amendment to the Plan, or (ii) any other matter which might affect such member’s individual interest under the Plan; nor shall such member’s presence be counted in determining whether a quorum is present at any meeting at which a vote involving the Plan or individual rights thereunder is taken. Notwithstanding the foregoing, and unless otherwise determined by the Board, if the Chief Executive Officer is a member of the Committee the Board shall grant Securities to the Chief Executive Officer and determine the type and number of Securities the Chief Executive Officer is to receive; provided however, that the Chief Executive Officer shall otherwise be entitled to vote on any proposed amendment to the Plan, or any other matter which might affect his or her individual interest under the Plan.

(d)  ANI shall effect the grant of Securities under this Plan by the delivery of an Equity Incentive Agreement executed by ANI and the Participant, which shall incorporate the terms of this Plan by reference and contain such other conditions, and in such form, as may be approved by the Committee, but in no event inconsistent with terms and conditions set forth specifically elsewhere in this Plan.

(e)  Nothing contained in this Plan, nor in any Security granted under this Plan, shall confer upon any Participant any right with respect to continuance of employment by ANI or limit in any way the right of ANI to terminate the Participant’s association with ANI at any time.

(f) The adoption of the Plan of shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options or stock appreciation rights other than under the Plan.

12.    Governing Law

The interpretation, performance and enforcement of this Plan shall be governed by the internal substantive laws of the State of New York, without regard to the conflict of laws provisions of that or any other State. The Option can only be amended in a writing executed by a duly authorized Officer of the Company.

IN WITNESS WHEREOF, ANI has caused this 2005 EQUITY INCENTIVE PLAN to be duly executed by its duly authorized officer.

Dated: ____________, 2005	ADVANCE NANOTECH, INC.

By:
Name:
President